UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut 06813

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:(203) 825-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2011, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (“the Company”), approved and adopted Amended and Restated By-Laws (the “By-Laws”), effective as of that date.

The By-Laws were revised to, among other things, update (i) requirements for annual and special meetings of stockholders, including without limitation requirements for calling and postponing annual and special meetings of the stockholders and advance notice provisions for annual meetings of stockholders, (ii) provisions relating to the Board, including without limitation size of the Board, election and removal of directors, director qualifications and director terms, (iii) provisions regarding indemnification of officers and directors and (iv) provisions regarding further amendment of the By-Laws. The foregoing description is not a complete description of the amendments and is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached to this report as Exhibit 3 ( ii) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(ii)	Amended and Restated By-Laws of FuelCell Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 21, 2011	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer